PO\VER OF ATTORNEY KNOW ALL IvlEN BY THESE PRESENT that 1, Joseph P. Beebe, of ,.c_ r _; C"'l , (', • 1~· l~t\ !2:lb~Lt.htl9 . . Pennsylvania. intending to be legally bound. do hereby make. constitute and appo nt Megan D. Santana, Executive Vice President. Chief Risk Officer. General Counsel and Secretary of U nivest Financial Corporation, 14 North Main Street. Souderton, Pennsylvania, 18964 and Univest Bank and Trust Co., 10 West Broad Street Souderton. Pennsylvania. 18964, as my true and lawful attorney-in-fact for me and in my name, place and stead for the specific limited purpose of the preparation and completion, of the following Forn1s required to be filed by me or on my behalf pursuant to Section l 6(b) of the Securities Exchange Act of 19 34. Rule I 6a-3 ( 17 C.F.R. Section 240.16a-3) and any and all acts or deeds of·whatsoever in name or nature which are necessary, proper. and expedient in order to effectuate the fiiing of the Fon11S listed herein be!O\-v. The Forms are as fo!lows: l. Fonn 3. Initial Statement of Beneficial Ownership of Securities. 2. Form 4. Statement of Changes in Beneficial Ownership of Securities. 3. Form 5, Amrnal Statement of Beneficial Ownership of Securities. I do hereby give and grnnt unto my said attorney-in-fact full po\vcr and authority, for me and in my name, place, and stead to prepare and complete the herein above listed Fonns and generally. to do. execute and pcrfom1 any and all acts and deeds which my attorney-in-fact may deem necessary or expedient in connection ,vith the preparation and completion of the aforementioned Forms. I do hereby ratify all that my said attorney-in- fact may lawfully do, or cause to be done, in and about the premises, by virtue hereof.

- 2 -

This Power of Attorney shall be effective from this 22 day of December 2020, and shall continue until such time as my obligations pursuant to Rule 16a-3, 17 C.F.R. Section 240.16a-3, or related rules, as amended, are fully discharged in accordance with applicable law.

IN WITNESS WHEREOF, I, Joseph P. Beebe, have hereunto set my hand and seal this 22nd day of December, 2020.

Witness

Joseph P. Beebe (SEAL)
(Name of Officer, Director, Beneficial Owner)

COMMONWEALTH OF ~~PENNSYLVANIA~~ Mass
SS
COUNTY OF Nantucket

On this 22nd day of December, 2020, before me, the undersigned officer, personally appeared Joseph Beebe, known to me to be the person whose name is subscribed to the within instrument and acknowledged that he/she executed the same for purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

Notary Public exp. 4.25.25

MICHAEL S. BOYLAN NOTARY PUBLIC